REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees of Northern Lights Fund Trust and the Shareholders of EM Capital India Gateway Fund



In planning and performing our audit of the consolidated financial statements of EM Capital India Gateway Fund, a series of shares of beneficial interest of Northern Lights Fund Trust, as of December 31, 2008, and for the year then ended, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of Northern Lights Fund Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A Funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the Fund;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Funds assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States). However, we noted the following deficiency involving the financial statement preparation process that we consider to be a material weakness, as defined above, as of December 31, 2008.

During the financial statement preparation process, the underlying accounting records of the Funds wholly-owned special purpose vehicle investment were not readily available to the Funds administrator. Such records were necessary to prepare the consolidated financial statements of the Fund. As a result of the delay in obtaining the necessary information, the audit of the consolidated financial statements was not completed until August 31, 2009, causing the Fund to miss the Securities and Exchange Commissions filing deadline of 60 days after the Funds fiscal year end.

This material weakness was considered in determining the nature, timing, and extent of the procedures to be performed in our audit of the consolidated financial statements of the Fund for the year ended December
31, 2008, and this report does not affect our report on the consolidated financial statements dated August
31, 2009.

This report is intended solely for the information and use of the shareholders of EM Capital India Gateway
Fund, management and the Board of Trustees of Northern
Lights Fund Trust, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
August 31, 2009